Exhibit 32

CERTIFICATIONS OF CHAIRMAN/CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of SinoFresh HealthCare, Inc., a Florida corporation (the “Company”), on Form 10-QSB for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), Charles A. Fust, Chairman of the Board and Chief Executive Officer of the Company and Scott M. Klein, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles A. Fust
Charles A. Fust
Chairman of the Board and Chief Executive Officer
August 11, 2006
/s/ Scott M. Klein
Scott M. Klein
Chief Financial Officer
August 11, 2006

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of this Form 10-QSB or as a separate disclosure document. A signed original of this written statement required by Section 906 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SinoFresh HealthCare, Inc. and will be retained by SinoFresh HealthCare, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.